Exhibit 5.1

May 16, 2013

Board of Directors

Quantum Fuel Systems Technologies Worldwide, Inc.

25242 Arctic Ocean Drive

Lake Forest, California 92630

Re: Registration Statement on Form S-3

Gentlemen:

I am the General Counsel, Vice President-Legal and Corporate Secretary of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), and, in that capacity, I have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-3 (Registration No. 333-176772) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, which was declared effective by the Commission on September 29, 2011 (the “Registration Statement”) and included a base prospectus (the “Base Prospectus”) and a prospectus supplement, dated May 16, 2013 (the “Prospectus Supplement”) (together with the Base Prospectus, the “Prospectus”).

The Prospectus pertains to the proposed offer and sale by the Company of 4,918,032 shares of common stock, $0.02 par value per share (the “Common Stock”), and a warrant to purchase up to 2,950,819 shares of Common Stock (the “Warrants”). The Prospectus also covers 5,446,330 shares of Common Stock issuable from time to time upon exercise of the Warrants (collectively, the “Warrant Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In preparation of this opinion letter, I have reviewed the Amended and Restated Certificate of Incorporation, as amended, of the Company; the Amended and Restated By-laws, as amended, of the Company; the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated the date hereof by and between the Company and the purchaser of the securities named therein (the “Purchaser”) and the Warrant issued by the Company to the Purchaser dated the date hereof; minutes of meetings and actions of the Board of Directors of the Company (the “Board”), and such other documents deemed relevant.

I have examined and I am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. I have also assumed that any documents not yet executed will be duly executed in form(s) duly authorized and established in accordance with the action of the Board or a duly authorized committee of the Board.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that:

1. the issuance and sale of the Common Stock and Warrants included therein, has been duly authorized and, when issued and sold in the manner described in the Registration Statement and the Prospectus and the Securities Purchase Agreement, the Common Stock and the Warrants included therein, will be validly issued, fully paid and non-assessable; and

2. the Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement and the Prospectus and in accordance with the terms and conditions of the Warrant (including the due payment of any exercise price therefor specified in the Warrants), the Warrant Shares will be validly issued, fully paid and non-assessable.

My opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.

My opinion is as of the date hereof and I have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to my attention and I disavow any undertaking to advise you of any changes in law.

My opinion letter is furnished to you in connection with the filing of the Registration Statement and the Prospectus and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Common Stock and the Warrants, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus. I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Current Report on Form 8-K and to the reference to my name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.

[signature on the following page]

Sincerely,

/s/ Kenneth R. Lombardo

Kenneth R. Lombardo

General Counsel, Vice President-Legal and

Corporate Secretary